Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--January 25, 2018

FOURTH QUARTER AND FULL YEAR 2017 FINANCIAL RESULTS

Net income	Earnings per share	Net interest margin	Efficiency ratio	Book value per common share
$89.3 million	$0.85	4.73%	40.47%	$21.13

CEO COMMENTARY:
Robert Sarver, Chairman and CEO commented, “The year 2017 ended as expected for Western Alliance with outstanding results for our shareholders. Our performance is underscored by strong organic loan and deposit growth, plus expanding revenue well over the rate of expense growth. Our core EPS[2] grew 22% year over year from $2.54 to $3.10. Net income grew 25% from $259.8 million to $325.5 million.

For the past three years, we have posted organic annual growth of $1.5 billion to $3.0 billion in total assets. Total loans grew $1.89 billion to $15.09 billion for the year, up $572 million for the quarter. Total deposits grew $2.42 billion to $16.97 billion for the year, up $68 million for the quarter. Our hands-on approach led to strong metrics for asset quality – nonperforming assets to total assets for the year was 0.36% compared to 0.51% in 2016 and net loan losses for the year were 0.01% of total loans.

With the benefits of tax reform ahead, coupled with the energy and drive that our bankers bring to clients in our markets, we are well positioned to continue our strong operating performance."

LINKED-QUARTER BASIS	FULL YEAR

FINANCIAL HIGHLIGHTS:

▪	Net income and earnings per share of $89.3 million and $0.85 compared to $82.8 million and $0.79, respectively

▪	Net operating revenue of $223.3 million constituting growth of $11.6 million compared to an increase in operating non-interest expenses of $6.4 million[1]

▪	Operating pre-provision net revenue of $127.8 million up $5.2 million from $122.7 million[1]

▪	Income tax expense includes the effect of the Tax Cut and Jobs Act and related actions, which in aggregate resulted in essentially no change in income performance

▪	Net income of $325.5 million and earnings per share of $3.10, compared to $259.8 million and $2.50, respectively

▪	Net operating revenue of $827.7 million, constituting year-over-year growth of 18.4%, or $128.6 million, compared to an increase in operating non-interest expenses of 13.3%, or $42.3 million[1]

▪	Operating pre-provision net revenue of $466.6 million up $86.2 million from $380.4 million [1]

▪	Income tax expense increased $24.9 million due to an increase in pre-tax income, while the effective tax rate was stable at 28%

FINANCIAL POSITION RESULTS:

▪	Total loans of $15.09 billion, up $572 million

▪	Total deposits of $16.97 billion, up $68 million

▪	Stockholders' equity of $2.23 billion, up $84 million

▪	Increase in total loans of $1.89 billion

▪	Increase in total deposits of $2.42 billion

▪	Increase in stockholders' equity of $338 million

LOANS AND ASSET QUALITY:

▪	Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.36% compared to 0.42%

▪	Annualized net loan charge-offs to average loans outstanding of 0.04%, compared to 0.01%

▪	Nonperforming assets to total assets of 0.36%, compared to 0.51%

▪	Net loan charge-offs to average loans outstanding of 0.01%, compared to 0.02%

KEY PERFORMANCE METRICS:

▪	Net interest margin of 4.73%, compared to 4.65%

▪	Return on average assets and return on tangible common equity[1] of 1.79% and 18.80%, compared to 1.71% and 18.18%, respectively

▪	Tangible common equity ratio of 9.6%, compared to 9.4% [1]

▪	Tangible book value per share, net of tax, of $18.31, an increase from $17.53 [1]

▪	Operating efficiency ratio of 40.7%, compared to 40.0% [1]

▪	Net interest margin of 4.65%, compared to 4.58%

▪	Return on average assets and return on tangible common equity[1] of 1.72% and 18.32%, compared to 1.61% and 17.71%, respectively

▪	Tangible common equity ratio of 9.6%, compared to 9.4% [1]

▪	Tangible book value per share, net of tax, of $18.31 an increase of 20.7% from $15.17 [1]

▪	Operating efficiency ratio of 41.5%, compared to 43.4% [1]

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 19.

[2]	Non-GAAP Financial Measure, excludes acquisition / restructure expense, net of tax.

Income Statement
Net interest income was $211.0 million in the fourth quarter 2017, an increase of $9.4 million from $201.6 million in the third quarter 2017, and an increase of $35.8 million or 20.4%, compared to the fourth quarter 2016. Net interest income in the fourth quarter 2017 includes $7.1 million of total accretion income from acquired loans, compared to $7.5 million in the third quarter 2017, and $7.0 million in the fourth quarter 2016. For 2017, net interest income was $784.7 million an increase of $127.5 million or 19.4%, from $657.2 million in 2016.
The Company’s net interest margin in the fourth quarter 2017 was 4.73%, an increase from 4.65% the third quarter 2017, and an increase from 4.57% in the fourth quarter 2016. The increase in net interest margin from the third quarter 2017 primarily relates to an increase in yield on most interest-earning asset categories. The increase in net interest margin from the fourth quarter 2016 primarily relates to the rise in short-term interest rates during the year. For 2017, net interest margin was 4.65%, compared to 4.58% in 2016. The increase in net interest margin from the prior year relates primarily to an increase in loan yield resulting from additional income from the Hotel Franchise Finance acquisition, partially offset by higher costs of deposits and qualifying debt.
Operating non-interest income was $12.3 million for the fourth quarter 2017, compared to $10.1 million for the third quarter 2017, and $10.4 million for the fourth quarter 2016.1 Operating non-interest income for the fourth quarter 2017 was elevated as a result of warrant income of $1.4 million and net gains on SBA loan sales of $1.2 million. For 2017, operating non-interest income was $43.0 million an increase of $1.2 million or 2.8%, compared to $41.8 million in 2016.1
Net operating revenue was $223.3 million for the fourth quarter 2017, an increase of $11.6 million, compared to $211.7 million for the third quarter 2017, and an increase of $37.6 million or 20.2%, compared to $185.7 million for the fourth quarter 2016.1 For 2017, net operating revenue was $827.7 million an increase of $128.6 million, or 18.4%, compared to $699.1 million in 2016.1
Operating non-interest expense was $95.4 million for the fourth quarter 2017, compared to $89.0 million for the third quarter 2017, and $82.7 million for the fourth quarter 2016.1 The Company’s operating efficiency ratio1 on a tax equivalent basis was 40.7% for the fourth quarter 2017, compared to 40.0% for the third quarter 2017, and 42.4% for the fourth quarter 2016. For 2017, operating non-interest expense was $361.0 million, an increase of $42.3 million or 13.3%, compared to $318.7 million in 2016.1 This increase was primarily driven by an increase in salaries and benefits, including incentive compensation, to accommodate growth and performance.
Income tax expense was $35.0 million for the fourth quarter 2017, compared to $34.9 million for the third quarter 2017, and $26.4 million for the fourth quarter 2016. Income tax expense for the fourth quarter 2017 is comparable to the prior quarter due to remeasurement of the Company's deferred tax assets and liabilities as a result of the Tax Cut and Jobs Act and related actions. This adjustment to the deferred tax asset is management's best estimate based upon the information available as of this earnings release and is subject to change as final tax related calculations are completed in conjunction with the filing of our Form 10-K and the one-year remeasurement period granted by the SEC.
Net income was $89.3 million for the fourth quarter 2017, an increase of $6.5 million from $82.8 million for the third quarter 2017, and an increase of $19.5 million or 28.0%, from $69.8 million for the fourth quarter 2016. Earnings per share was $0.85 for the fourth quarter 2017, compared to $0.79 for the third quarter 2017, and $0.67 for the fourth quarter 2016. For 2017, net income was $325.5 million an increase of $65.7 million or 25.3%, compared to $259.8 million in 2016. Earnings per share for 2017 was $3.10 an increase of 23.9%, compared to $2.50 in 2016.
The Company views its operating pre-provision net revenue ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net operating revenue less operating non-interest expense. For the fourth quarter 2017, the Company’s operating PPNR was $127.8 million, up from $122.7 million in the third quarter 2017, and up 24.1% from $103.1 million in the fourth quarter 2016.1 The non-operating items1 for the fourth quarter 2017 consisted primarily of net gains on sales of investment securities of $1.4 million. For 2017, operating PPNR was $466.6 million an increase of $86.2 million or 22.7%, from $380.4 million in 2016.1
The Company had 1,725 full-time equivalent employees and 47 offices at December 31, 2017, compared to 1,673 employees and 47 offices at September 30, 2017, and 1,514 employees and 48 offices at December 31, 2016.

Balance Sheet
Gross loans totaled $15.09 billion at December 31, 2017, an increase of $572 million from $14.52 billion at September 30, 2017, and an increase of $1.89 billion from $13.21 billion at December 31, 2016. The year-over-year increase is due to organic loan growth. At December 31, 2017, the allowance for credit losses to gross loans held for investment was 0.93%, compared to 0.94% at September 30, 2017, and 0.95% at December 31, 2016. At December 31, 2017, the allowance for credit losses to total organic loans was 1.03%, compared to 1.06% at September 30, 2017, and 1.11% at December 31, 2016. The Company defines its organic loans as those loans that have not been acquired in a transaction accounted for as a business combination.
Consistent with accounting principles generally accepted in the United States ("GAAP"), the allowance for credit losses is not carried over in an acquisition because acquired loans are recorded at fair value, which discounts the loans based on expected future cash flows. Credit discounts on acquired loans are included as a reduction to gross loans. These discounts totaled $27.0 million at December 31, 2017, compared to $32.7 million at September 30, 2017, and $47.3 million at December 31, 2016.
Deposits totaled $16.97 billion at December 31, 2017, an increase of $68 million from $16.90 billion at September 30, 2017, and an increase of $2.42 billion from $14.55 billion at December 31, 2016. The increase from both the prior quarter and from December 31, 2016 is the result of organic deposit growth. Non-interest bearing deposits were $7.43 billion at December 31, 2017, compared to $7.61 billion at September 30, 2017, and $5.63 billion at December 31, 2016. Non-interest bearing deposits comprised 43.8% of total deposits at December 31, 2017, compared to 45.0% at September 30, 2017, and 38.7% at December 31, 2016. The proportion of savings and money market balances to total deposits was 37.3%, compared to 37.3% at September 30, 2017, and 42.1% at December 31, 2016. Certificates of deposit as a percentage of total deposits were 9.6% at December 31, 2017, compared to 9.4% at September 30, 2017, and 10.0% at December 31, 2016. The Company’s ratio of loans to deposits was 88.9% at December 31, 2017, compared to 85.9% at September 30, 2017, and 90.8% at December 31, 2016.
Borrowings totaled $390 million at December 31, 2017, an increase from zero at September 30, 2017, and an increase of $310 million from $80 million at December 31, 2016. The increase in borrowings from both the prior quarter and the prior year is due to an increase in FHLB overnight advances.
Qualifying debt totaled $377 million at December 31, 2017, compared to $373 million at September 30, 2017, and $368 million at December 31, 2016.
Stockholders’ equity at December 31, 2017 was $2.23 billion, compared to $2.15 billion at September 30, 2017, and $1.89 billion at December 31, 2016.
At December 31, 2017, tangible common equity, net of tax, was 9.6% of tangible assets1 and total capital was 13.2% of risk-weighted assets. The Company’s tangible book value per share1 was $18.31 at December 31, 2017, up 20.7% from December 31, 2016.
Total assets increased 2.0% to $20.33 billion at December 31, 2017, from $19.92 billion at September 30, 2017, and increased 18.2% from $17.20 billion at December 31, 2016. The increase in total assets from the prior year relates primarily to organic loan growth and an increase in investment securities resulting from utilized cash from increased deposits.
Asset Quality
The provision for credit losses was $5.0 million for the fourth quarter 2017, consistent with $5.0 million for the third quarter 2017, and compared to $1.0 million for the fourth quarter 2016. Net loan charge-offs (recoveries) in the fourth quarter 2017 were $1.4 million or 0.04% of average loans (annualized), compared to $0.4 million, or 0.01%, in the third quarter 2017, and $(0.8) million, or (0.03)%, in the fourth quarter 2016.
Nonaccrual loans decreased $11.1 million to $43.9 million during the quarter and increased $3.7 million during the year. Loans past due 90 days and still accruing interest totaled $43 thousand at December 31, 2017, compared to $44 thousand at September 30, 2017, and $1.1 million at December 31, 2016. Loans past due 30-89 days and still accruing interest totaled $10.1 million at quarter end, an increase from $5.2 million at September 30, 2017, and an increase from $6.3 million at December 31, 2016.
Repossessed assets totaled $28.5 million at December 31, 2017, a decrease of $0.5 million from $29.0 million at September 30, 2017, and a decrease of $19.3 million from $47.8 million at December 31, 2016. Adversely graded loans and non-performing assets totaled $355.2 million at December 31, 2017, a decrease of $51.0 million from $406.2 million at September 30, 2017, and a decrease of $12.3 million from $342.9 million at December 31, 2016.
As the Company’s asset quality improved and its capital increased, the ratio of classified assets to Tier I capital plus the allowance for credit losses, a common regulatory measure of asset quality, was 10.3% at December 31, 2017, compared to 10.8% at September 30, 2017, and 11.8% at December 31, 2016.1

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 19.

Segment Highlights
The Company's reportable segments are aggregated primarily based on geographic location, services offered, and markets served. The Company's regional segments, which include, Arizona, Nevada, Southern California, and Northern California provide full service banking and related services to their respective markets. The operations from the regional segments correspond to the following banking divisions: Alliance Bank of Arizona, Bank of Nevada and First Independent Bank, Torrey Pines Bank, and Bridge Bank.
The Company's National Business Lines ("NBL") segment provides specialized banking services to niche markets. The Company's NBL reportable segments include Homeowner Associations ("HOA") Services, Hotel Franchise Finance ("HFF") Public & Nonprofit Finance, Technology & Innovation, and Other NBLs. These NBLs are managed centrally and are broader in geographic scope than our other segments, though still predominately located within our core market areas. The HOA Services NBL corresponds to the Alliance Association Bank division. The HFF NBL includes the hotel franchise loan portfolio purchased from GE Capital on April 20, 2016. The operations of Public and Nonprofit Finance are combined into one reportable segment. The Technology & Innovation NBL includes the operations of Equity Fund Resources, the Life Sciences Group, the Renewable Resource Group, and Technology Finance. The Other NBLs segment consists of the operations of Corporate Finance, Mortgage Warehouse Lending, and Resort Finance.
The Corporate & Other segment consists of corporate-related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Arizona, Nevada, Southern California, Northern California, and NBL segments include loan and deposit growth, asset quality, and pre-tax income.
The regional segments reported gross loan balances of $8.38 billion at December 31, 2017, an increase of $428 million during the quarter, and an increase of $835 million during the year. Each of the regional segments had loan growth during the quarter, with Arizona and Nevada contributing the largest increases of $192 million and $159 million, respectively. The growth in loans during the year was primarily driven by an increase of $368 million in Arizona and $180 million in Northern California. Total deposits for the regional segments were $12.94 billion, a decrease of $261 million during the quarter, and an increase of $1.43 billion during the year. Arizona and Southern California had decreases in deposits during the quarter of $357 million and $51 million, respectively, which was partially offset by an increase of $146 million in Northern California. Each of the regional segments generated increased deposits during the year, with Arizona contributing the largest increase of $998 million, followed by Nevada and Northern California with increases of $220 million and $138 million, respectively.
Pre-tax income for the regional segments was $83.5 million for the three months ended December 31, 2017, a decrease of $2.6 million from the three months ended September 30, 2017, and an increase of $7.1 million from the three months ended December 31, 2016. Arizona and Nevada had the largest decreases in pre-tax income of $3.1 million and $2.7 million, respectively, compared to the three months ended September 30, 2017, which were partially offset by an increase of $3.7 million in Northern California. Arizona, Northern California, and Nevada had increases in pre-tax income from the three months ended December 31, 2016 of $3.1 million, $2.9 million, and $2.0 million, respectively, which were partially offset by a decrease of $0.9 million in Southern California. For the year ended December 31, 2017, the regional segments reported total pre-tax income of $327.0 million, an increase of $30.0 million compared to the year ended December 31, 2016. Arizona and Nevada contributed the largest increases of $22.0 million and $8.9 million, respectively, which were partially offset by decreases of $0.5 million and $0.4 million in Northern California and Southern California, respectively.
The NBL segments reported gross loan balances of $6.71 billion at December 31, 2017, an increase of $145 million during the quarter, and an increase of $1.06 billion during the year. The increase in loans for the NBL segments compared to the prior quarter relates primarily to the HFF, Technology & Innovation, and Other NBLs segments, which increased by $55 million, $49 million, and $30 million, respectively. During the year, the increases were driven by the Other NBLs, Public & Nonprofit Finance, and Technology & Innovation, which increased loans by $766 million, $126 million, and $87 million, respectively. Total deposits for the NBL segments were $3.97 billion, an increase of $355 million during the quarter, and an increase of $1.04 billion during the year. The Technology & Innovation and HOA Services segments increased deposits during the quarter by $278 million and $77 million, respectively. The increase of $1.04 billion during the year is the result of growth in the Technology & Innovation and HOA Services of $699 million and $340 million, respectively.
Pre-tax income for the NBL segments was $50.8 million for the three months ended December 31, 2017, an increase of $5.2 million from the three months ended September 30, 2017, and an increase of $10.3 million from the three months ended December 31, 2016. The increase in pre-tax income from the prior quarter relates primarily to the Other NBLs segment, which increased $6.6 million. This increase was offset by decreases in pre-tax income from the HFF and Public & Nonprofit Finance segments of $1.4 million and $0.3 million, respectively. All NBLs had increases in pre-tax income from the prior year, with the Other NBLs and Technology & Innovation segments contributing the largest increases of $3.9 million and $2.2 million, respectively. Pre-tax income for the NBLs for the year ended December 31, 2017 totaled $176.5 million, compared to $140.0 million for the year ended December 31, 2016. All NBL segments had increases in pre-tax income compared to the year ended December 31, 2016, with the largest increases in HFF and HOA Services of $12.3 million, and $8.3 million, respectively.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its fourth quarter 2017 financial results at 12:00 p.m. ET on Friday, January 26, 2018. Participants may access the call by dialing 1-888-317-6003 and using passcode 0958016 or via live audio webcast using the website link https://services.choruscall.com/links/wal180126.html. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET January 26th through 9:00 a.m. ET February 26th by dialing 1-877-344-7529 passcode: 10115798.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Early Adoption of Accounting Standards
During the fourth quarter 2017, the Company elected to early adopt Accounting Standards Update ("ASU") 2017-12, Targeted Improvements to Accounting for Hedging Activities. The amendments in this ASU simplify the application of hedge accounting by changing how companies assess effectiveness of hedging instruments. The guidance also amends the presentation and disclosure requirements for hedging activities. Under the new accounting guidance, a qualitative hedge effectiveness assessment can be performed after the initial quantitative assessment. In addition, the timing of the completion of the initial quantitative hedge effectiveness assessment may be pushed out to the first quarterly reporting date subsequent to entering into the hedge.
Upon adoption of the new accounting guidance, the Company recorded a cumulative basis adjustment of $0.5 million for its fair value hedges as an adjustment to retained earnings as of January 1, 2017 and, the effects of hedging ineffectiveness previously recognized in each of the quarters of 2017 was reversed, which totaled less than $0.1 million for the year.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, and future economic performance, including our recent domestic select-service hotel franchise finance loan portfolio acquisition. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
With more than $20 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Its primary subsidiary, Western Alliance Bank, is the go-to bank for business and succeeds with local teams of experienced bankers who deliver superior service and a full spectrum of deposit, lending, treasury management, international banking and online banking products and services. Western Alliance Bank operates full-service banking divisions: Alliance Bank of Arizona, Bank of Nevada, Bridge Bank, First Independent Bank and Torrey Pines Bank. The bank also serves business customers through a robust national platform of specialized financial services including Corporate Finance, Equity Fund Resources, Hotel Franchise Finance, Life Sciences Group, Mortgage Warehouse Lending, Public and Nonprofit Finance, Renewable Resource Group, Resort Finance, Technology Finance and Alliance Association Bank. For more information, visit westernalliancebancorporation.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
	As of December 31,
	2017	2016	Change %
	(in millions)
Total assets	$20,329.1	$17,200.8	18.2%
Total loans, net of deferred fees	15,093.9	13,208.5	14.3
Securities and money market investments	3,820.4	2,767.8	38.0
Total deposits	16,972.5	14,549.8	16.7
Borrowings	390.0	80.0	NM
Qualifying debt	376.9	367.9	2.4
Stockholders' equity	2,229.2	1,891.5	17.8
Tangible common equity, net of tax (1)	1,931.1	1,593.6	21.2

Selected Income Statement Data:
	For the Three Months Ended December 31,			For the Year Ended December 31,
	2017	2016	Change %	2017	2016	Change %
	(in thousands, except per share data)			(in thousands, except per share data)
Interest income	$228,459	$187,411	21.9%	$845,513	$700,506	20.7%
Interest expense	17,430	12,142	43.6	60,849	43,293	40.6
Net interest income	211,029	175,269	20.4	784,664	657,213	19.4
Provision for credit losses	5,000	1,000	NM	17,250	8,000	NM
Net interest income after provision for credit losses	206,029	174,269	18.2	767,414	649,213	18.2
Non-interest income	13,688	10,540	29.9	45,344	42,915	5.7
Non-interest expense	95,398	88,645	7.6	360,941	330,949	9.1
Income before income taxes	124,319	96,164	29.3	451,817	361,179	25.1
Income tax expense	34,973	26,364	32.7	126,325	101,381	24.6
Net income	$89,346	$69,800	28.0	$325,492	$259,798	25.3
Diluted earnings per share	$0.85	$0.67	26.9	$3.10	$2.50	24.0

(1)	See Reconciliation of Non-GAAP Financial Measures.
NM	Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or for the Three Months Ended December 31,			For the Year Ended December 31,
	2017	2016	Change %	2017	2016	Change %
Diluted earnings per share	$0.85	$0.67	26.9%	$3.10	$2.50	24.0%
Book value per common share	21.13	18.00	17.4
Tangible book value per share, net of tax (1)	18.31	15.17	20.7
Average shares outstanding (in thousands):
Basic	104,342	103,788	0.5	104,179	103,042	1.1
Diluted	105,164	104,765	0.4	104,997	103,843	1.1
Common shares outstanding	105,487	105,071	0.4

Selected Performance Ratios:
Return on average assets (2)	1.79%	1.63%	9.8%	1.72%	1.61%	6.8%
Return on average tangible common equity (1, 2)	18.80	17.59	6.9	18.32	17.71	3.4
Net interest margin (2)	4.73	4.57	3.5	4.65	4.58	1.5
Operating efficiency ratio - tax equivalent basis (1)	40.73	42.42	(4.0)	41.51	43.42	(4.4)
Loan to deposit ratio	88.93	90.78	(2.0)

Asset Quality Ratios:
Net charge-offs (recoveries) to average loans outstanding (2)	0.04%	(0.03)%	NM	0.01%	0.02%	(50.0)%
Nonaccrual loans to gross organic loans	0.29	0.31	(6.5)
Nonaccrual loans and repossessed assets to total assets	0.36	0.51	(29.4)
Loans past due 90 days and still accruing to gross loans	0.00	0.01	(100.0)
Allowance for credit losses to gross loans	0.93	0.95	(2.1)
Allowance for credit losses to nonaccrual loans	318.61	309.65	2.9

Capital Ratios (1):
	December 31, 2017	September 30, 2017	December 31, 2016
Tangible common equity (1)	9.6%	9.4%	9.4%
Common Equity Tier 1 (1), (3)	10.4	10.4	10.0
Tier 1 Leverage ratio (1), (3)	10.3	10.1	9.9
Tier 1 Capital (1), (3)	10.8	10.8	10.5
Total Capital (1), (3)	13.2	13.3	13.2

(1)	See Reconciliation of Non-GAAP Financial Measures.
(2)	Annualized for the three month periods ended December 31, 2017 and 2016.
(3)	Capital ratios for December 31, 2017 are preliminary until the Call Report is filed.
NM	Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
	(dollars in thousands, except per share data)
Interest income:
Loans	$200,204	$168,881	$747,510	$636,596
Investment securities	26,312	16,725	88,639	58,540
Other	1,943	1,805	9,364	5,370
Total interest income	228,459	187,411	845,513	700,506
Interest expense:
Deposits	12,459	7,729	41,965	29,722
Qualifying debt	4,734	4,252	18,273	12,998
Borrowings	237	161	611	573
Total interest expense	17,430	12,142	60,849	43,293
Net interest income	211,029	175,269	784,664	657,213
Provision for credit losses	5,000	1,000	17,250	8,000
Net interest income after provision for credit losses	206,029	174,269	767,414	649,213
Non-interest income:
Service charges	5,157	4,865	20,346	18,824
Income from equity investments	1,519	1,054	4,496	2,664
Card income	1,796	1,381	6,313	5,226
Income from bank owned life insurance	965	904	3,861	3,762
Foreign currency income	906	747	3,536	3,419
Lending related income and gains (losses) on sale of loans, net	1,466	488	2,212	5,295
Gain (loss) on sales of investment securities, net	1,436	58	2,343	1,059
Other	443	1,043	2,237	2,666
Total non-interest income	13,688	10,540	45,344	42,915
Non-interest expenses:
Salaries and employee benefits	57,704	49,702	214,344	188,810
Legal, professional and directors' fees	6,490	7,600	29,814	24,610
Occupancy	6,532	6,944	27,860	27,303
Data processing	5,062	4,504	19,225	18,660
Insurance	3,687	3,468	14,042	12,898
Deposit costs	2,953	1,862	9,731	4,983
Marketing	1,176	1,164	3,804	3,596
Intangible amortization	408	697	2,074	2,788
Card expense	855	689	3,413	2,936
Loan and repossessed asset expenses	978	477	4,617	2,999
Net (gain) loss on sales and valuations of repossessed and other assets	(34)	(34)	(80)	(125)
Acquisition / restructure expense	—	6,021	—	12,412
Other	9,587	5,551	32,097	29,079
Total non-interest expense	95,398	88,645	360,941	330,949
Income before income taxes	124,319	96,164	451,817	361,179
Income tax expense	34,973	26,364	126,325	101,381
Net income	$89,346	$69,800	$325,492	$259,798

Earnings per share:
Diluted shares	105,164	104,765	104,997	103,843
Diluted earnings per share	$0.85	$0.67	$3.10	$2.50

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
	(in thousands, except per share data)
Interest income:
Loans	$200,204	$191,096	$183,657	$172,553	$168,881
Investment securities	26,312	23,584	20,629	18,114	16,725
Other	1,943	3,156	2,667	1,598	1,805
Total interest income	228,459	217,836	206,953	192,265	187,411
Interest expense:
Deposits	12,459	11,449	9,645	8,412	7,729
Qualifying debt	4,734	4,708	4,493	4,338	4,252
Borrowings	237	96	72	206	161
Total interest expense	17,430	16,253	14,210	12,956	12,142
Net interest income	211,029	201,583	192,743	179,309	175,269
Provision for credit losses	5,000	5,000	3,000	4,250	1,000
Net interest income after provision for credit losses	206,029	196,583	189,743	175,059	174,269
Non-interest income:
Service charges and fees	5,157	5,248	5,203	4,738	4,865
Income from equity investments	1,519	967	1,318	692	1,054
Card income	1,796	1,509	1,516	1,492	1,381
Income from bank owned life insurance	965	975	973	948	904
Foreign currency income	906	756	832	1,042	747
Lending related income and gains (losses) on sale of loans, net	1,466	97	227	422	488
Gains (losses) on sales of investment securities, net	1,436	319	(47)	635	58
Other	443	585	579	630	1,043
Total non-interest income	13,688	10,456	10,601	10,599	10,540
Non-interest expenses:
Salaries and employee benefits	57,704	52,747	52,273	51,620	49,702
Legal, professional, and directors' fees	6,490	6,038	8,483	8,803	7,600
Occupancy	6,532	7,507	6,927	6,894	6,944
Data processing	5,062	4,524	4,375	5,264	4,504
Insurance	3,687	3,538	3,589	3,228	3,468
Deposit costs	2,953	2,904	2,133	1,741	1,862
Marketing	1,176	776	1,131	721	1,164
Intangible amortization	408	489	488	689	697
Card expense	855	966	861	731	689
Loan and repossessed asset expenses	978	1,263	1,098	1,278	477
Net (gain) loss on sales and valuations of repossessed and other assets	(34)	266	231	(543)	(34)
Acquisition / restructure expense	—	—	—	—	6,021
Other	9,587	8,278	6,831	7,401	5,551
Total non-interest expense	95,398	89,296	88,420	87,827	88,645
Income before income taxes	124,319	117,743	111,924	97,831	96,164
Income tax expense	34,973	34,899	31,964	24,489	26,364
Net income	$89,346	$82,844	$79,960	$73,342	$69,800

Earnings per share:
Diluted shares	105,164	104,942	105,045	104,836	104,765
Diluted earnings per share	$0.85	$0.79	$0.76	$0.70	$0.67

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
	(in millions, except per share data)
Assets:
Cash and due from banks	$416.8	$650.4	$606.7	$647.0	$284.5
Securities and money market investments	3,820.4	3,773.6	3,283.0	2,869.1	2,767.8
Loans held for sale	—	16.3	16.7	17.8	18.9
Loans held for investment:
Commercial	6,841.4	6,735.9	6,318.5	6,039.1	5,855.8
Commercial real estate - non-owner occupied	3,904.0	3,628.4	3,649.1	3,607.8	3,544.0
Commercial real estate - owner occupied	2,241.6	2,047.5	2,021.2	2,043.4	2,013.3
Construction and land development	1,632.2	1,666.4	1,601.7	1,601.7	1,478.1
Residential real estate	425.9	376.7	334.8	309.9	259.4
Consumer	48.8	50.7	47.9	43.0	39.0
Gross loans and deferred fees, net	15,093.9	14,505.6	13,973.2	13,644.9	13,189.6
Allowance for credit losses	(140.0)	(136.4)	(131.8)	(127.6)	(124.7)
Loans, net	14,953.9	14,369.2	13,841.4	13,517.3	13,064.9
Premises and equipment, net	118.7	120.1	120.5	120.0	119.8
Other assets acquired through foreclosure, net	28.5	29.0	31.0	45.2	47.8
Bank owned life insurance	167.8	166.8	166.4	165.5	164.5
Goodwill and other intangibles, net	300.7	301.2	301.6	302.1	302.9
Other assets	522.3	495.6	477.4	438.5	429.7
Total assets	$20,329.1	$19,922.2	$18,844.7	$18,122.5	$17,200.8
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$7,434.0	$7,608.7	$6,859.4	$6,114.1	$5,632.9
Interest bearing:
Demand	1,586.2	1,406.4	1,480.8	1,449.3	1,346.7
Savings and money market	6,330.9	6,300.2	6,104.0	6,253.8	6,120.9
Time certificates	1,621.4	1,589.5	1,586.9	1,538.8	1,449.3
Total deposits	16,972.5	16,904.8	16,031.1	15,356.0	14,549.8
Customer repurchase agreements	26.0	26.1	32.7	35.7	41.7
Total customer funds	16,998.5	16,930.9	16,063.8	15,391.7	14,591.5
Borrowings	390.0	—	—	—	80.0
Qualifying debt	376.9	372.9	375.4	366.9	367.9
Accrued interest payable and other liabilities	334.5	472.8	346.8	394.9	269.9
Total liabilities	18,099.9	17,776.6	16,786.0	16,153.5	15,309.3
Stockholders' Equity:
Common stock and additional paid-in capital	1,384.4	1,378.8	1,376.4	1,370.3	1,373.8
Retained earnings	847.9	758.6	675.8	595.8	522.4
Accumulated other comprehensive (loss) income	(3.1)	8.2	6.5	2.9	(4.7)
Total stockholders' equity	2,229.2	2,145.6	2,058.7	1,969.0	1,891.5
Total liabilities and stockholders' equity	$20,329.1	$19,922.2	$18,844.7	$18,122.5	$17,200.8

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
	(in thousands)
Balance, beginning of period	$136,421	$131,811	$127,649	$124,704	$122,884
Provision for credit losses	5,000	5,000	3,000	4,250	1,000
Recoveries of loans previously charged-off:
Commercial and industrial	406	619	1,759	328	1,144
Commercial real estate - non-owner occupied	58	1,168	360	355	691
Commercial real estate - owner occupied	119	613	46	178	45
Construction and land development	218	226	508	277	30
Residential real estate	120	108	1,299	251	287
Consumer	3	33	—	49	11
Total recoveries	924	2,767	3,972	1,438	2,208
Loans charged-off:
Commercial and industrial	2,019	2,921	651	2,595	1,267
Commercial real estate - non-owner occupied	275	175	1,808	—	1
Commercial real estate - owner occupied	—	—	11	—	1
Construction and land development	—	—	—	—	18
Residential real estate	—	—	332	115	60
Consumer	1	61	8	33	41
Total loans charged-off	2,295	3,157	2,810	2,743	1,388
Net loan charge-offs (recoveries)	1,371	390	(1,162)	1,305	(820)
Balance, end of period	$140,050	$136,421	$131,811	$127,649	$124,704

Net charge-offs (recoveries) to average loans- annualized	0.04%	0.01%	(0.03)%	0.04%	(0.03)%

Allowance for credit losses to gross loans	0.93%	0.94%	0.94%	0.94%	0.95%
Allowance for credit losses to gross organic loans	1.03	1.06	1.08	1.08	1.11
Allowance for credit losses to nonaccrual loans	318.84	248.07	438.33	370.45	309.65

Nonaccrual loans	$43,925	$54,994	$30,071	$34,458	$40,272
Nonaccrual loans to gross loans	0.29%	0.38%	0.22%	0.25%	0.31%
Repossessed assets	$28,540	$28,992	$30,988	$45,200	$47,815
Nonaccrual loans and repossessed assets to total assets	0.36%	0.42%	0.32%	0.44%	0.51%

Loans past due 90 days, still accruing	$43	$44	$4,021	$3,659	$1,067
Loans past due 90 days and still accruing to gross loans	0.00%	0.00%	0.03%	0.03%	0.01%
Loans past due 30 to 89 days, still accruing	$10,142	$5,179	$4,071	$10,764	$6,294
Loans past due 30 to 89 days, still accruing to gross loans	0.07%	0.04%	0.03%	0.08%	0.05%

Special mention loans	$155,032	$199,965	$141,036	$175,080	$148,144
Special mention loans to gross loans	1.03%	1.38%	1.01%	1.28%	1.12%

Classified loans on accrual	$127,681	$122,264	$165,715	$133,483	$106,644
Classified loans on accrual to gross loans	0.85%	0.84%	1.19%	0.98%	0.81%
Classified assets	$222,004	$221,803	$249,491	$236,786	$211,782
Classified assets to total assets	1.09%	1.11%	1.32%	1.31%	1.23%

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	December 31, 2017			September 30, 2017
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial	$6,597.6	$86,336	5.70%	$6,345.0	$80,831	5.59%
CRE - non-owner occupied	3,734.8	55,757	5.97	3,595.3	54,250	6.04
CRE - owner occupied	2,084.0	26,081	5.01	2,032.7	25,238	4.97
Construction and land development	1,661.6	26,463	6.37	1,633.4	25,897	6.34
Residential real estate	409.9	4,941	4.82	351.5	4,151	4.72
Consumer	48.6	626	5.15	52.2	729	5.59
Total loans (1), (2), (3)	14,536.5	200,204	5.72	14,010.1	191,096	5.68
Securities:
Securities - taxable	2,975.0	19,350	2.60	2,778.4	17,399	2.50
Securities - tax-exempt	791.5	6,962	5.21	657.1	6,185	5.61
Total securities (1)	3,766.5	26,312	3.15	3,435.5	23,584	3.10
Cash and other	489.0	1,943	1.59	845.8	3,156	1.49
Total interest earning assets	18,792.0	228,459	5.10	18,291.4	217,836	5.00
Non-interest earning assets
Cash and due from banks	135.0			132.3
Allowance for credit losses	(138.4)			(133.6)
Bank owned life insurance	167.1			166.4
Other assets	956.3			930.7
Total assets	$19,912.0			$19,387.2
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,464.5	$1,116	0.30%	$1,476.5	$1,066	0.29%
Savings and money market	6,321.4	7,810	0.49	6,282.4	7,135	0.45
Time certificates of deposit	1,595.6	3,533	0.89	1,585.7	3,248	0.82
Total interest-bearing deposits	9,381.5	12,459	0.53	9,344.6	11,449	0.49
Short-term borrowings	78.1	237	1.21	31.7	96	1.21
Qualifying debt	372.8	4,734	5.08	375.3	4,708	5.02
Total interest-bearing liabilities	9,832.4	17,430	0.71	9,751.6	16,253	0.67
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	7,502.2			7,174.5
Other liabilities	375.2			336.9
Stockholders’ equity	2,202.2			2,124.2
Total liabilities and stockholders' equity	$19,912.0			$19,387.2
Net interest income and margin (4)		$211,029	4.73%		$201,583	4.65%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $11.0 million and $10.8 million for the three months ended December 31, 2017 and September 30, 2017, respectively.

(2) Included in the yield computation are net loan fees of $11.0 million and accretion on acquired loans of $7.1 million for the three months ended December 31, 2017, compared to $9.4 million and $7.5 million for the three months ended September 30, 2017, respectively.

(3) Includes non-accrual loans.
(4) Net interest margin is computed by dividing net interest income by total average earning assets.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended December 31,
	2017			2016
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial	$6,597.6	$86,336	5.70%	$5,676.6	$66,931	5.18%
CRE - non-owner occupied	3,734.8	55,757	5.97	3,581.1	51,565	5.76
CRE - owner occupied	2,084.0	26,081	5.01	1,993.3	24,897	5.00
Construction and land development	1,661.6	26,463	6.37	1,431.9	22,094	6.17
Residential real estate	409.9	4,941	4.82	264.3	2,926	4.43
Consumer	48.6	626	5.15	38.7	468	4.84
Total loans (1), (2), (3)	14,536.5	200,204	5.72	12,985.9	168,881	5.41
Securities:
Securities - taxable	2,975.0	19,350	2.60	2,142.6	11,482	2.14
Securities - tax-exempt	791.5	6,962	5.21	591.2	5,243	5.25
Total securities (1)	3,766.5	26,312	3.15	2,733.8	16,725	2.81
Cash and other	489.0	1,943	1.59	430.0	1,805	1.68
Total interest earning assets	18,792.0	228,459	5.10	16,149.7	187,411	4.87
Non-interest earning assets
Cash and due from banks	135.0			146.0
Allowance for credit losses	(138.4)			(122.7)
Bank owned life insurance	167.1			163.9
Other assets	956.3			844.0
Total assets	$19,912.0			$17,180.9
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,464.5	$1,116	0.30%	$1,295.6	$660	0.20%
Savings and money market	6,321.4	7,810	0.49	6,004.4	5,043	0.34
Time certificates of deposit	1,595.6	3,533	0.89	1,507.0	2,026	0.54
Total interest-bearing deposits	9,381.5	12,459	0.53	8,807.0	7,729	0.35
Short-term borrowings	78.1	237	1.21	73.5	161	0.88
Qualifying debt	372.8	4,734	5.08	365.4	4,252	4.65
Total interest-bearing liabilities	9,832.4	17,430	0.71	9,245.9	12,142	0.53
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	7,502.2			5,752.0
Other liabilities	375.2			292.5
Stockholders’ equity	2,202.2			1,890.5
Total liabilities and stockholders' equity	$19,912.0			$17,180.9
Net interest income and margin (4)		$211,029	4.73%		$175,269	4.57%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $11.0 million and $9.2 million for the three months ended December 31, 2017 and 2016, respectively.

(2) Included in the yield computation are net loan fees of $11.0 million and accretion on acquired loans of $7.1 million for the three months ended December 31, 2017, compared to $8.3 million and $7.0 million for the three months ended December 31, 2016, respectively.

(3) Includes non-accrual loans.
(4) Net interest margin is computed by dividing net interest income by total average earning assets.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Year ended December 31,
	2017			2016
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial	$6,199.7	$311,869	5.51%	$5,444.4	$253,262	5.14%
CRE - non-owner occupied	3,618.4	215,929	5.97	3,194.0	181,678	5.69
CRE - owner occupied	2,033.8	101,976	5.01	2,016.6	103,418	5.13
Construction and land development	1,603.3	99,427	6.20	1,307.9	83,206	6.36
Residential real estate	339.3	16,066	4.74	289.2	13,374	4.62
Consumer	46.0	2,243	4.87	35.8	1,658	4.63
Total loans (1), (2), (3)	13,840.5	747,510	5.62	12,287.9	636,596	5.40
Securities:
Securities - taxable	2,579.3	64,035	2.48	1,789.8	39,772	2.22
Securities - tax-exempt	670.7	24,604	5.45	507.1	18,768	5.34
Total securities (1)	3,250.0	88,639	3.10	2,296.9	58,540	2.91
Cash and other	680.5	9,364	1.38	532.5	5,370	1.01
Total interest earning assets	17,771.0	845,513	4.99	15,117.3	700,506	4.86
Non-interest earning assets
Cash and due from banks	137.5			141.8
Allowance for credit losses	(132.0)			(122.0)
Bank owned life insurance	166.1			163.6
Other assets	927.0			833.6
Total assets	$18,869.6			$16,134.3
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,467.2	$3,974	0.27%	$1,217.3	$2,231	0.18%
Savings and money market	6,208.1	26,087	0.42	5,827.5	19,368	0.33
Time certificates of deposit	1,560.9	11,904	0.76	1,615.5	8,123	0.50
Total interest-bearing deposits	9,236.2	41,965	0.45	8,660.3	29,722	0.34
Short-term borrowings	63.6	611	0.96	80.7	573	0.71
Qualifying debt	371.3	18,273	4.92	290.8	12,998	4.47
Total interest-bearing liabilities	9,671.1	60,849	0.63	9,031.8	43,293	0.48
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	6,788.8			5,062.3
Other liabilities	331.0			269.3
Stockholders’ equity	2,078.7			1,770.9
Total liabilities and stockholders' equity	$18,869.6			$16,134.3
Net interest income and margin (4)		$784,664	4.65%		$657,213	4.58%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $42.0 million and $34.9 million for the year ended December 31, 2017 and 2016, respectively.

(2) Included in the yield computation are net loan fees of $37.0 million and accretion on acquired loans of $28.2 million for the year ended December 31, 2017, compared to $28.5 million and $29.2 million for the year ended December 31, 2016, respectively.

(3) Includes non-accrual loans.
(4) Net interest margin is computed by dividing net interest income by total average earning assets.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At December 31, 2017	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$4,237.2	$2.2	$8.2	$2.1	$1.7
Loans, net of deferred loan fees and costs	15,093.9	3,323.7	1,844.8	1,934.7	1,275.5
Less: allowance for credit losses	(140.0)	(31.5)	(18.1)	(19.5)	(13.2)
Total loans	14,953.9	3,292.2	1,826.7	1,915.2	1,262.3
Other assets acquired through foreclosure, net	28.5	2.3	13.3	—	0.2
Goodwill and other intangible assets, net	300.7	—	23.2	—	156.5
Other assets	808.8	46.3	58.8	14.3	15.1
Total assets	$20,329.1	$3,343.0	$1,930.2	$1,931.6	$1,435.8
Liabilities:
Deposits	$16,972.5	$4,841.2	$3,951.5	$2,461.1	$1,681.7
Borrowings and qualifying debt	766.9	—	—	—	—
Other liabilities	360.5	11.6	20.9	3.2	11.9
Total liabilities	18,099.9	4,852.8	3,972.4	2,464.3	1,693.6
Allocated equity:	2,229.2	396.6	263.7	221.7	303.4
Total liabilities and stockholders' equity	$20,329.1	$5,249.4	$4,236.1	$2,686.0	$1,997.0
Excess funds provided (used)	—	1,906.4	2,305.9	754.4	561.2

No. of offices	47	10	16	9	3
No. of full-time equivalent employees	1,725	175	223	178	166

Income Statement:

Three Months Ended December 31, 2017:	(in thousands)
Net interest income (expense)	$211,029	$52,765	$36,927	$28,079	$21,749
Provision for (recovery) credit losses	5,000	1,044	654	120	337
Net interest income (expense) after provision for credit losses	206,029	51,721	36,273	27,959	21,412
Non-interest income	13,688	1,214	2,335	836	3,725
Non-interest expense	(95,398)	(20,731)	(15,333)	(13,745)	(12,190)
Income (loss) before income taxes	124,319	32,204	23,275	15,050	12,947
Income tax expense (benefit)	34,973	12,486	8,067	6,335	5,355
Net income	$89,346	$19,718	$15,208	$8,715	$7,592

Year Ended December 31, 2017:	(in thousands)
Net interest income (expense)	$784,664	$198,622	$145,001	$109,177	$85,360
Provision for (recovery of) credit losses	17,250	1,153	(4,724)	100	4,575
Net interest income (expense) after provision for credit losses	767,414	197,469	149,725	109,077	80,785
Non-interest income	45,344	4,757	9,135	3,396	10,000
Non-interest expense	(360,941)	(76,117)	(61,066)	(51,808)	(48,387)
Income (loss) before income taxes	451,817	126,109	97,794	60,665	42,398
Income tax expense (benefit)	126,325	49,317	34,133	25,529	17,591
Net income (loss)	$325,492	$76,792	$63,661	$35,136	$24,807

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At December 31, 2017	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$4,223.0
Loans, net of deferred loan fees and costs	162.1	1,580.4	1,097.9	1,327.7	2,543.0	4.1
Less: allowance for credit losses	(1.6)	(15.6)	(11.4)	(4.0)	(25.0)	(0.1)
Total loans	160.5	1,564.8	1,086.5	1,323.7	2,518.0	4.0
Other assets acquired through foreclosure, net	—	—	—	—	—	12.7
Goodwill and other intangible assets, net	—	—	120.9	0.1	—	—
Other assets	0.9	17.9	6.0	5.9	15.5	628.1
Total assets	$161.4	$1,582.7	$1,213.4	$1,329.7	$2,533.5	$4,867.8
Liabilities:
Deposits	$2,230.4	$—	$1,737.6	$—	$—	$69.0
Borrowings and qualifying debt	—	—	—	—	—	766.9
Other liabilities	1.2	42.4	0.8	0.4	5.5	262.6
Total liabilities	2,231.6	42.4	1,738.4	0.4	5.5	1,098.5
Allocated equity:	59.4	126.5	244.1	108.3	206.0	299.5
Total liabilities and stockholders' equity	$2,291.0	$168.9	$1,982.5	$108.7	$211.5	$1,398.0
Excess funds provided (used)	2,129.6	(1,413.8)	769.1	(1,221.0)	(2,322.0)	(3,469.8)

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	66	10	62	12	38	795

Income Statement:

Three Months Ended December 31, 2017:	(in thousands)
Net interest income (expense)	$13,827	$7,243	$22,862	$14,624	$19,528	$(6,575)
Provision for (recovery) credit losses	9	(202)	2,005	1,569	(536)	—
Net interest income (expense) after provision for credit losses	13,818	7,445	20,857	13,055	20,064	(6,575)
Non-interest income	140	—	2,688	52	141	2,557
Non-interest expense	(6,873)	(2,415)	(9,996)	(2,217)	(5,978)	(5,920)
Income (loss) before income taxes	7,085	5,030	13,549	10,890	14,227	(9,938)
Income tax expense (benefit)	2,571	1,893	5,081	4,084	5,310	(16,209)
Net income	$4,514	$3,137	$8,468	$6,806	$8,917	$6,271

Year Ended December 31, 2017:	(in thousands)
Net interest income (expense)	$54,102	$28,485	$82,473	$56,961	$65,908	$(41,425)
Provision for (recovery of) credit losses	341	593	2,821	4,493	9,729	(1,831)
Net interest income (expense) after provision for credit losses	53,761	27,892	79,652	52,468	56,179	(39,594)
Non-interest income	558	—	8,422	52	1,772	7,252
Non-interest expense	(28,289)	(8,522)	(36,726)	(10,166)	(20,551)	(19,309)
Income (loss) before income taxes	26,030	19,370	51,348	42,354	37,400	(51,651)
Income tax expense (benefit)	9,676	6,317	19,255	15,883	14,000	(65,376)
Net income (loss)	$16,354	$13,053	$32,093	$26,471	$23,400	$13,725

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At December 31, 2016	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$3,052.3	$1.9	$10.1	$2.1	$1.9
Loans, net of deferred loan fees and costs	13,208.5	2,955.9	1,725.5	1,766.8	1,095.4
Less: allowance for credit losses	(124.7)	(30.1)	(18.5)	(19.4)	(8.8)
Total loans	13,083.8	2,925.8	1,707.0	1,747.4	1,086.6
Other assets acquired through foreclosure, net	47.8	6.2	18.0	—	0.3
Goodwill and other intangible assets, net	302.9	—	23.7	—	157.5
Other assets	714.0	42.9	58.8	14.5	14.3
Total assets	$17,200.8	$2,976.8	$1,817.6	$1,764.0	$1,260.6
Liabilities:
Deposits	$14,549.8	$3,843.4	$3,731.5	$2,382.6	$1,543.6
Borrowings and qualifying debt	447.9	—	—	—	—
Other liabilities	311.6	12.8	28.3	12.9	12.4
Total liabilities	15,309.3	3,856.2	3,759.8	2,395.5	1,556.0
Allocated equity:	1,891.5	346.6	250.7	201.6	283.7
Total liabilities and stockholders' equity	$17,200.8	$4,202.8	$4,010.5	$2,597.1	$1,839.7
Excess funds provided (used)	—	1,226.0	2,192.9	833.1	579.1

No. of offices	48	10	18	9	3
No. of full-time equivalent employees	1,514	169	228	57	275

Income Statements:

Three Months Ended December 31, 2016:	(in thousands)
Net interest income (expense)	$175,269	$45,322	$35,491	$26,823	$20,890
Provision for (recovery of) credit losses	1,000	(963)	189	(724)	475
Net interest income (expense) after provision for credit losses	174,269	46,285	35,302	27,547	20,415
Non-interest income	10,540	1,139	2,203	643	2,564
Non-interest expense	(88,645)	(18,316)	(16,199)	(12,242)	(12,919)
Income (loss) before income taxes	96,164	29,108	21,306	15,948	10,060
Income tax expense (benefit)	26,364	11,419	7,457	6,707	4,230
Net income (loss)	$69,800	$17,689	$13,849	$9,241	$5,830

Year Ended December 31, 2016:	(in thousands)
Net interest income (expense)	$657,213	$170,513	$137,507	$103,542	$88,162
Provision for (recovery of) credit losses	8,000	9,912	(3,337)	(580)	2,587
Net interest income (expense) after provision for credit losses	649,213	160,601	140,844	104,122	85,575
Non-interest income	42,915	6,887	8,622	2,550	10,422
Non-interest expense	(330,949)	(63,406)	(60,570)	(45,643)	(53,073)
Income (loss) before income taxes	361,179	104,082	88,896	61,029	42,924
Income tax expense (benefit)	101,381	40,832	31,113	25,663	18,049
Net income (loss)	$259,798	$63,250	$57,783	$35,366	$24,875

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At December 31, 2016	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$3,036.3
Loans, net of deferred loan fees and costs	116.8	1,454.3	1,011.4	1,292.1	1,776.9	13.4
Less: allowance for credit losses	(1.3)	(15.6)	(10.6)	(0.8)	(19.0)	(0.6)
Total loans	115.5	1,438.7	1,000.8	1,291.3	1,757.9	12.8
Other assets acquired through foreclosure, net	—	—	—	—	—	23.3
Goodwill and other intangible assets, net	—	—	121.5	0.2	—	—
Other assets	0.3	15.6	7.2	5.3	11.1	544.0
Total assets	$115.8	$1,454.3	$1,129.5	$1,296.8	$1,769.0	$3,616.4
Liabilities:
Deposits	$1,890.3	$—	$1,038.2	$—	$—	$120.2
Borrowings and qualifying debt	—	—	—	—	—	447.9
Other liabilities	0.7	50.5	2.0	1.4	17.5	173.1
Total liabilities	1,891.0	50.5	1,040.2	1.4	17.5	741.2
Allocated equity:	65.6	117.1	224.1	107.1	145.5	149.5
Total liabilities and stockholders' equity	$1,956.6	$167.6	$1,264.3	$108.5	$163.0	$890.7
Excess funds provided (used)	1,840.8	(1,286.7)	134.8	1,188.3	(1,606.0)	(2,725.7)

No. of offices	1	1	8	1	4	(7)
No. of full-time equivalent employees	55	7	59	21	32	611

Income Statement:

Three Months Ended December 31, 2016:	(in thousands)
Net interest income (expense)	$11,686	$5,641	$18,060	$13,145	$14,673	$(16,462)
Provision for (recovery of) credit losses	96	326	710	—	891	—
Net interest income (expense) after provision for credit losses	11,590	5,315	17,350	13,145	13,782	(16,462)
Non-interest income	119	37	2,105	—	717	1,013
Non-interest expense	(6,596)	(2,010)	(8,094)	(2,780)	(4,197)	(5,292)
Income (loss) before income taxes	5,113	3,342	11,361	10,365	10,302	(20,741)
Income tax expense (benefit)	1,918	1,253	4,261	3,887	3,864	(18,632)
Net income (loss)	$3,195	$2,089	$7,100	$6,478	$6,438	$(2,109)

Year Ended December 31, 2016:	(in thousands)
Net interest income (expense)	$41,539	$20,900	$69,143	$38,583	$49,893	$(62,569)
Provision for (recovery of) credit losses	256	(183)	(1,626)	—	4,200	(3,229)
Net interest income (expense) after provision for credit losses	41,283	21,083	70,769	38,583	45,693	(59,340)
Non-interest income	460	59	6,728	—	2,315	4,872
Non-interest expense	(24,019)	(7,936)	(31,271)	(8,544)	(15,204)	(21,283)
Income (loss) before income taxes	17,724	13,206	46,226	30,039	32,804	(75,751)
Income tax expense (benefit)	6,647	4,952	17,335	11,265	12,302	(66,777)
Net income (loss)	$11,077	$8,254	$28,891	$18,774	$20,502	$(8,974)

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
	(in thousands)
Total non-interest income	$13,688	$10,456	$10,601	$10,599	$10,540
Less:
Gains (losses) on sales of investment securities, net	1,436	319	(47)	635	58
Unrealized gains (losses) on assets and liabilities measured at fair value, net	—	—	—	(1)	37
Total operating non-interest income	12,252	10,137	10,648	9,965	10,445
Plus: net interest income	211,029	201,583	192,743	179,309	175,269
Net operating revenue (1)	$223,281	$211,720	$203,391	$189,274	$185,714

Total non-interest expense	$95,398	$89,296	$88,420	$87,827	$88,645
Less:
Net (gain) loss on sales and valuations of repossessed and other assets	(34)	266	231	(543)	(34)
Acquisition / restructure expense	—	—	—	—	6,021
Total operating non-interest expense (1)	$95,432	$89,030	$88,189	$88,370	$82,658

Operating pre-provision net revenue (2)	$127,849	$122,690	$115,202	$100,904	$103,056

Plus:
Non-operating revenue adjustments	1,436	319	(47)	634	95
Less:
Provision for credit losses	5,000	5,000	3,000	4,250	1,000
Non-operating expense adjustments	(34)	266	231	(543)	5,987
Income tax expense	34,973	34,899	31,964	24,489	26,364
Net income	$89,346	$82,844	$79,960	$73,342	$69,800

(1), (2) See Non-GAAP Financial Measures footnotes on page 23.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Pre-Provision Net Revenue by Year:
	Year Ended December 31,
	2017	2016
Total non-interest income	$45,344	$42,915
Less:
Gains (losses) on sales of investment securities, net	2,343	1,059
Unrealized gains (losses) on assets and liabilities measured at fair value, net	(1)	8
Total operating non-interest income	43,002	41,848
Plus: net interest income	784,664	657,213
Net operating revenue (1)	$827,666	$699,061

Total non-interest expense	$360,941	$330,949
Less:
Net (gain) loss on sales and valuations of repossessed and other assets	(80)	(125)
Acquisition / restructure expense	—	12,412
Total operating non-interest expense (1)	$361,021	$318,662

Operating pre-provision net revenue (2)	$466,645	$380,399

Plus:
Non-operating revenue adjustments	2,342	1,067
Less:
Provision for credit losses	17,250	8,000
Non-operating expense adjustments	(80)	12,287
Income tax expense	126,325	101,381
Net income	$325,492	$259,798

Tangible Common Equity:
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
	(dollars and shares in thousands)
Total stockholders' equity	$2,229,160	$2,145,627	$2,058,674	$1,968,992	$1,891,529
Less: goodwill and intangible assets	300,748	301,157	301,645	302,133	302,894
Total tangible common equity	1,928,412	1,844,470	1,757,029	1,666,859	1,588,635
Plus: deferred tax - attributed to intangible assets	2,698	4,341	4,550	4,759	4,949
Total tangible common equity, net of tax	$1,931,110	$1,848,811	$1,761,579	$1,671,618	$1,593,584
Total assets	$20,329,085	$19,922,221	$18,844,745	$18,122,506	$17,200,842
Less: goodwill and intangible assets, net	300,748	301,157	301,645	302,133	302,894
Tangible assets	20,028,337	19,621,064	18,543,100	17,820,373	16,897,948
Plus: deferred tax - attributed to intangible assets	2,698	4,341	4,550	4,759	4,949
Total tangible assets, net of tax	$20,031,035	$19,625,405	$18,547,650	$17,825,132	$16,902,897
Tangible common equity ratio (3)	9.6%	9.4%	9.5%	9.4%	9.4%
Common shares outstanding	105,487	105,493	105,429	105,428	105,071
Tangible book value per share, net of tax (4)	$18.31	$17.53	$16.71	$15.86	$15.17

(1), (2), (3), (4) See Non-GAAP Financial Measures footnotes on page 23.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Efficiency Ratio by Quarter:
	Three Months Ended
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
	(in thousands)
Total operating non-interest expense	$95,432	$89,030	$88,189	$88,370	$82,658
Divided by:
Total net interest income	211,029	201,583	192,743	179,309	175,269
Plus:
Tax equivalent interest adjustment	11,023	10,837	10,453	9,676	9,165
Operating non-interest income	12,252	10,137	10,648	9,965	10,445
	$234,304	$222,557	$213,844	$198,950	$194,879
Operating efficiency ratio - tax equivalent basis (5)	40.7%	40.0%	41.2%	44.4%	42.4%

Operating Efficiency Ratio:
	Year Ended December 31,
	2017	2016
	(in thousands)
Total operating non-interest expense	$361,021	$318,662
Divided by:
Total net interest income	784,664	657,213
Plus:
Tax equivalent interest adjustment	41,989	34,902
Operating non-interest income	43,002	41,848
	$869,655	$733,963
Operating efficiency ratio - tax equivalent basis (5)	41.5%	43.4%

(5) See Non-GAAP Financial Measures footnotes on page 23.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Regulatory Capital:

	December 31,
	2017	2016
	(in thousands)
Common Equity Tier 1:
Common equity	$2,229,160	$1,891,529
Less:
Non-qualifying goodwill and intangibles	296,420	294,754
Disallowed deferred tax asset	638	1,400
AOCI related adjustments	(9,496)	(13,460)
Unrealized gain on changes in fair value liabilities	7,786	8,118
Common equity Tier 1 (regulatory) (6) (9)	$1,933,812	$1,600,717
Divided by: estimated risk-weighted assets (regulatory (7) (9)	$18,570,922	$15,980,092
Common equity Tier 1 ratio (7) (9)	10.4%	10.0%

Common equity Tier 1 (regulatory) (6)(9)	1,933,812	1,600,717
Plus:
Trust preferred securities	81,500	81,500
Less:
Disallowed deferred tax asset	—	934
Unrealized gain on changes in fair value of liabilities	2,106	5,412
Tier 1 capital (7) (9)	$2,013,206	$1,675,871
Divided by: Tangible average assets	$19,624,519	$16,868,674
Tier 1 leverage ratio	10.3%	9.9%

Total Capital:
Tier 1 capital (regulatory) (6) (9)	$2,013,206	$1,675,871
Plus:
Subordinated debt	300,745	299,927
Qualifying allowance for credit losses	140,050	124,704
Other	6,174	6,978
Less: Tier 2 qualifying capital deductions	—	—
Tier 2 capital	$446,969	$431,609

Total capital	$2,460,175	$2,107,480

Total capital ratio	13.2%	13.2%

Classified assets to Tier 1 capital plus allowance for credit losses:
Classified assets	$222,004	$211,782
Divided by:
Tier 1 capital (7) (9)	2,013,206	1,675,871
Plus: Allowance for credit losses	140,050	124,704
Total Tier 1 capital plus allowance for credit losses	$2,153,256	$1,800,575

Classified assets to Tier 1 capital plus allowance (8) (9)	10.3%	11.8%

(6), (7), (8), (9) See Non-GAAP Financial Measures footnotes on page 23.

Non-GAAP Financial Measures Footnotes

(1)	We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(2)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(3)	We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.
(4)	We believe this non-GAAP measurement improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(5)	We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(6)
Under the current guidelines of the Federal Reserve and the Federal Deposit Insurance Corporation, common equity Tier 1 capital consists of common stock, retained earnings, and minority interests in certain subsidiaries, less most other intangible assets.

(7)
Common equity Tier 1 is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of the risk categories defined under new capital guidelines. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each category are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) of the common equity Tier 1 ratio. Common equity Tier 1 is divided by the risk-weighted assets to determine the common equity Tier 1 ratio. We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.

(8)	We believe this non-GAAP ratio provides an important regulatory metric to analyze asset quality.
(9)	Current quarter is preliminary until Call Report is filed.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476